UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2014

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York		0-20214	11-2250488
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)	H	File Number)	Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on July 7, 2014, the following items were voted upon:  (1) the election of ten directors of the Company for terms expiring in 2015; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 28, 2015; and (3) a proposal to consider the approval, by non-binding vote, of the 2013 compensation paid to the Company’s named executive officers, known as the “say-on-pay” proposal.  The voting results with respect to each of the matters described were as follows:

1.   The ten directors were elected based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Warren Eisenberg	155,335,370	2,344,160	197,077	13,579,025
Leonard Feinstein	155,339,892	2,339,278	197,437	13,579,025
Steven H. Temares	156,243,056	1,457,784	175,767	13,579,025
Dean S. Adler	154,396,396	3,304,746	175,465	13,579,025
Stanley F. Barshay	155,207,601	2,491,202	177,804	13,579,025
Geraldine T. Elliott	157,385,995	326,385	164,227	13,579,025
Klaus Eppler	145,758,772	11,942,048	175,787	13,579,025
Patrick R. Gaston	157,338,249	269,775	268,583	13,579,025
Jordan Heller	156,463,601	1,234,264	178,742	13,579,025
Victoria A. Morrison	154,304,510	3,408,574	163,523	13,579,025

  2.   The appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending February 28, 2015 was ratified based upon the following votes:

For	Against	Abstain
169,933,439	1,361,212	160,981

  3.   The 2013 compensation paid to the Company’s named executive officers, known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
112,969,706	44,217,354	689,547	13,579,025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: July 9, 2014	By:	/s/ Susan E. Lattmann
Susan E. Lattmann Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)